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                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549



                                FORM 8-K



                         Current Report Pursuant
                      to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



     Date of report (Date of earliest event reported)  April 16, 1998
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                          LINDBERG CORPORATION
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     (Exact name of registrant as specified in its charter)


                               DELAWARE
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         (State or other jurisdiction of incorporation)


         0-8287                           36-1391480
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(Commission File Number)    (I.R.S. Employer Identification No.)


    6133 North River Road, Suite 700, Rosemont, Illinois   60018
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   (Address of principal executive offices)         (Zip Code)


                             (847) 823-2021
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      (Registrant's telephone number, including area code)

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Item 2.   Acquisition or Disposition of Assets

     On April 16, 1998 the registrant purchased all of the outstanding shares of capital stock of Houston Heat Treating Company from its ten individual shareholders for $11,500,000 in cash. Houston Heat Treating Company is a Texas corporation engaged in the heat treating business. The registrant intends to use the assets of the acquired company in the same manner as they were used before the acquisition, except as described in the last sentence. The stock purchase price was negotiated between the registrant and representatives of the sellers and was financed from a revolving line of credit under an amended bank credit agreement with the registrant's banks. Cash in the amount of $800,000 was transferred from the acquired company upon closing of the transaction to the registrant to pay down the borrowing under the revolving line of credit.
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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                LINDBERG CORPORATION


Date  April 23, 1998          By:    /s/ Stephen S. Penley
                                   -----------------------
                                   Stephen S. Penley
                                   Senior Vice President,
                                   Chief Financial Officer
                                   and Secretary

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                                  Exhibit Index


Exhibit No.                       Description
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
       2.1        Agreement for Purchase and Sale of Stock dated
                  as of April 16, 1998 among Lindberg
                  Corporation and the stockholders of Houston
                  Heat Treating Company

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